UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
FORM 8-K
 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2021
____________________________
 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)
 ____________________________

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street	Holmdel	,	NJ	,	07733
(Address of Principal Executive Offices)					(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600
(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	VG	Nasdaq Global Select Market

Item 1.01. Entry into a Material Definitive Agreement
On February 26, 2021, Vonage Holdings Corp. (the “Company”) entered into Amendment No. 1 (the "Amendment") to the Renewal Agreement (the "Renewal Agreement") to the Cooperation Agreement dated March 15, 2019, among Legion Partners Asset Management, LLC and certain related investors (collectively, "Legion Partners") and the Company, extending the term until the date that is 15 calendar days prior to the last day of the advance notice period for the submission by stockholders of director nominations for the Company’s 2022 Annual Meeting of Stockholders, as set forth in the advance notice provisions of the Company’s Amended and Restated By-laws, which is subject to earlier termination under certain circumstances.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

See accompanying Exhibit Index for a list of the exhibits filed with this Current Report on Form 8-K.

EXHIBIT INDEX

10.1	Amendment No. 1 to Renewal Agreement, dated February 26, 2021, among Vonage Holdings Corp., Legion Partners Asset Management LLC, and each of the signatories thereto

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date:	February 26, 2021	By:	/s/ Randy K. Rutherford
Randy K. Rutherford Chief Legal Officer

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